EXHIBIT 3(I).4

                          FILED C2793200 JUNE 14, 2004

DEAN HELLER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA  85791-4299
(SEAL OF STATE OF NEVADA)
CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.387 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.    NAME OF CORPORATION:

      FORTIS ENTERPRISES

2. THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS (PROVIDE ARTICLE NUMBERS, IF AVAILABLE)

      1. ARTICLE I HAS BEEN DELETED IN ITS ENTIRETY AND THE FOLLOWING INSERTED IN LIEU THEREOF:

      ARTICLE I - "THE EXACT NAME OF THIS CORPORATION IS: RENOVO HOLDINGS"

      2. ARTICLE VI, SECTION 1, HAS BEEN AMENDED TO INCREASE THE AUTHORIZED SHARES AS FOLLOWS:

      THE TOTAL NUMBER OF SHARES WHICH THIS CORPORATION IS AUTHORIZED TO ISSUE IS 500,000,000 SHARES OF COMMON STOCK OF $.001 PAR VALUE AND 5,000,000 SHARES OF PREFERRED STOCK OF $.001 PAR VALUE.

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS 60% WHICH IS GREATER THAN MAJORITY.

4.    EFFECTIVE DATE OF THE FILING (OPTIONAL): _________________________

5.    OFFICER SIGNATURE (REQUIRED): /S/ STEPHEN W. CARNES

      IF ANY PROPOSED AMENDMENT WOULD ALTER OR CHANGE ANY PREFERENCE OR ANY RELATIVE OR OTHER RIGHT GIVEN TO ANY CLASS OR SERIES OF OUTSTANDING SHARES, THEN THE AMENDMENT MUST BE APPROVED BY THE VOTE, IN ADDITION TO THE AFFIRMATIVE VOTE OTHERWISE REQUIRED, OF THE HOLDERS OF SHARES REPRESENTING A MAJORITY OF THE VOTING POWER OF EACH CLASS OR SERIES AFFECTED BY THE AMENDMENT REGARDLESS OF LIMITATIONS OR RESTRICTIONS ON THE VOTING POWER THEREOF.

      IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THIS FILING TO BE REJECTED.















      FIRST: That at a meeting of the Board of Directors of Elite Flight Solutions, Inc. (the "Corporation"), resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by changing the first paragraph of Article IV so that, as amended, the first paragraph of Article IV shall be and read as follows:

                         ARTICLE IV - AUTHORIZED SHARES

      The   Corporation   shall  have  the   authority   to  issue  Two  Billion
(2,000,000,000) shares of Common Stock, $.001 par value per share and Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share. The Board of Directors is expressly vested with the authority to determine and establish, from time to time, by duly adopted resolution, the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock.

      SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a written consent of the holders of outstanding shares of voting capital stock, having no less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, was substituted for a meeting of stockholders in accordance with Sections 222 and 228 of the General Corporation Law of the State of Delaware. The necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of the Corporation shall not be reduced under or by reason of this amendment.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed by Gregory Love, an Authorized Officer, this ___ day of November, 2003.


                                   ELITE FLIGHT SOLUTIONS, INC.

                                   By: /s/ Gregory Love

                                       Gregory Love
                                       Name and Title: Gregory Love, President